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                                                                       FORM 10-Q

                                                                      EXHIBIT 11




                               HICKOK INCORPORATED
                CONSOLIDATED STATEMENT OF COMPUTATION OF EARNINGS
                  PER COMMON SHARE AND COMMON SHARE EQUIVALENTS


                                               Three Months Ended                      Six Months Ended
                                                   March 31,                              March 31,
                                            ---------------------------           -------------------------
                                              2001               2000               2001             2000
                                            --------          ---------           ---------         ------
NET INCOME
----------
Net income (loss) applicable
   to common shares for basic
     earnings per share                     $(353,127)        $(174,447)          $(697,690)        $  51,944
                                            =========         =========           =========         =========

Net income (loss) applicable
   to common shares for
   diluted earnings per share               $(353,127)        $(174,447)          $(697,690)        $  51,944
                                            =========         =========           =========         =========


SHARES OUTSTANDING
------------------
Weighted average shares for
     basic earnings per share               1,217,750         1,199,750           1,217,750         1,199,750


Net effect of dilutive stock
    options - based on the
    treasury stock method
    using year-end market
    price, if higher than
    average market price                       -   *             -   *                -  *              6,929
                                            ---------         ---------           ---------         ---------
     Total shares for diluted
     earnings per share                     1,217,750         1,199,750           1,217,750         1,206,679
                                            ---------         ---------           ---------         ---------

Basic Earnings Per Common
     Share                                  $    (.29)        $   (0.15)          $    (.57)        $    0.04
                                            =========         =========           =========         =========

Diluted Earnings Per Common
   Share                                    $    (.29)        $   (0.15)          $    (.57)        $    0.04
                                            =========         =========           =========         =========


*Net effect of stock options was antidilutive for the period.